SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2007

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2304 Hancock Drive, Suite 5 Austin, Texas 78756
(Address of Principal Executive Offices)(Zip Code)

512-478-5717
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On October 24, 2007, Saratoga Resources, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with The Harvest Group, LLC (“THG”) and Barry Ray Salsbury, Brian Carl Albrecht, Shell Sibley, Willie Willard Powell, and Carolyn Monica Greer, the owners of THG (the “Sellers”).

Pursuant to the terms of the PSA, the Sellers agreed to sell and the Company agreed to purchase (the “Acquisition”) all of the membership interests (the “Membership Interests”) in THG.  As consideration for the Membership Interests, the Company will pay to the Sellers a purchase price (the “Purchase Price”), subject to certain potential adjustments, equal to $29,000,000.  The Purchase Price, as adjusted, is payable (1) $22,000,009 in cash and (2) the balance in the form of a Subordinated Note (the “Subordinated Note”).  The Subordinated Note will be (a) subordinate to all senior debt financing of the Company including, but not limited to, senior revolver debt, senior term debt and a senior development line of credit, (b) due and payable in cash on the earlier of (I) thirty-six (36) months from Closing, or (II) closing of a fully-underwritten registered public offering of securities by the Company in which the net proceeds to the Company equal or exceed $70,000,000, (c) bear interest at the rate of eight (8%) percent per annum, payable quarterly in cash, (d) secured by a lien on the assets of THG, and (e) provide for payment of an additional “equity participation bonus” amount on the earlier of maturity or on repayment of the Subordinated Note in an amount equal to a twelve percent (12%) annualized yield on the outstanding principal balance of the Subordinated Note until paid, which “equity participation bonus” amount will be payable, at the option of the Company, in cash or stock, or a combination of cash and stock.

Closing of the Acquisition of the Membership Interests of THG is subject to satisfaction of numerous conditions, including, among others, satisfactory completion of a due diligence investigation by the Company, including investigation of title and environmental matters relating to properties owned by THG, the satisfaction and release, on or before Closing, of debt owed by THG to Macquarie Bank on terms acceptable to both the Company and the Sellers.  There can be no assurance that the Company, THG and the Sellers will satisfy each of the conditions of closing the Acquisition.

There are no affiliations between the Company, or its officers, directors and shareholders, and THG and the Sellers.

THG owns, manages and operates a portfolio of oil and gas interests located in South Louisiana onshore and state waters of the Gulf of Mexico.

The foregoing is qualified in its entirety by reference to the PSA filed herewith as Exhibit 10.1.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

10.1

Purchase and Sale Agreement, dated October 24, 2007, between Saratoga Resources, Inc., The Harvest Group, LLC, Barry Ray Salsbury, Brian Carl Albrecht, Shell Sibley, Willie Willard Powell and Carolyn Monica Greer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated:  October 25, 2007

By:

/s/ Thomas F. Cooke

Thomas F. Cooke

Chief Executive Officer

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